Exhibit 8.1
                        SIDLEY AUSTIN BROWN & WOOD LLP



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                              FACSIMILE 212 906 2021
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 SAN FRANCISCO                     FOUNDED 1866                      LONDON

WASHINGTON, D.C.                                                     SHANGHAI

                                                                    SINGAPORE

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                                                 May 23, 2002


HFC Revolving Corporation
2700 Sanders Road
Prospect Heights, Illinois 60070


         Re:      HFC Revolving Corporation
                  Registration Statement on Form S-3
                  File No. 333-84268




Ladies and Gentlemen:

         We have acted as special tax counsel for HFC Revolving Corporation, a Delaware corporation (the "Depositor"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of asset-backed securities (the "Securities"). The Registration Statement is being filed with the Securities and Exchange Commission under the 1933 Act. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, servicing agreement, trust agreement or indenture (each an "Agreement") among the Depositor, a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectuses contained in the Registration Statement (each, a "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Depositor, the Trustee, the Master Servicer (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by the Depositor, the Trustee, the Master Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and

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delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

         As special tax counsel to the Depositor, we have advised the Depositor with respect to the material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading "Material Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt each of our opinions stated under the heading "Material Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectuses contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

         This letter is solely for the benefit of the Depositor and investors in the Securities in connection with the transactions described in the first paragraph above and may not be relied upon by, nor may copies be delivered to, any other person, nor may this letter be relied upon by the Depositor or investors in the Securities for any other purpose, without our prior written consent.

                                      Very truly yours,


                                      /s/ Sidley Austin Brown & Wood LLP


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